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                                                                   EXHIBIT 10.19

                            CREATIVE MASTER LIMITED
                       DEFINED CONTRIBUTION SCHEME RULES
                       ---------------------------------

These rules apply to a defined contribution scheme known as the CREATIVE MASTER LIMITED DEFINED CONTRIBUTION SCHEME which is the subject of an insurance arrangement made with Hang Seng Life Limited dated 1st January 1997 ("the Policy").

Benefits shall be provided in accordance with the following Rules:-


(1)  DEFINITIONS
     -----------

     (a)  "Administrator" means Hang Seng Life Limited.

     (b)  "Beneficiaries" means:

          (i) any person whom the Member has nominated in writing to the Employer during his lifetime, or if no such person is nominated;

          (ii) the Member's spouse, children, parents, brothers or sisters, failing which the spouse or any child of such children, parents, brothers or sisters;

          (iii) if no other Beneficiary can be identified, the Member's legal personal representative;

     (c) "Compulsory Payment" means the long service payment or severance payment payable by the Employer to employees in accordance with the Employment Ordinance, or any other payment which the Employer is liable to make on cessation of employment as a result of any legislation in Hong Kong.

     (d) "Employer" means CREATIVE MASTER LIMITED or such other associated company or companies of CREATIVE MASTER LIMITED as have been invited to participate subject to their agreeing in respect of their employees to adhere to these Rules.


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(e)  "Employer's Balance" means the sum of the Employer's contributions made in respect of a Member together with accumulated interest or investment return due in accordance with the Policy, less any charges due.

(f) "Ill Health" means such state of health, certified by the Employer's medical adviser, as renders a Member substantially unable to carry out the work for which the Member is currently employed, or where continuance of such employment is, in the Employer's medical adviser's opinion, prejudicial to the Member's health or well-being.

(g) "Member" means an employee of the Employer who has joined the Scheme in accordance with Rule (2) and, at any relevant time, continues to participate in the Scheme.

(h) "Member's Balance" means the sum of the Member's contributions together with accumulated interest or investment return due in accordance with the Policy, less any charges due.

(i) "Normal Retirement Date" means the sixty-fifth birthday of a Member, or such later date as is mutually agreed by the Employer and the Member.

(k) "Resignation" means cessation of employment with the Employer at the request of the Member prior to Normal Retirement Date.

(l) "Salary" means the basic monthly salary payment due to a Member pursuant to his terms of employment with the Employer, excluding any bonus, commission, allowance or other amounts which are or may be due to the Member by the Employer at any time.

(m)  "Scheme" means the CREATIVE MASTER LIMITED DEFINED CONTRIBUTION SCHEME.

(n)  "Scheme Commencement Date" means 1st January 1997.

(o) "Years of Service" means the total period of continuous employment with the Employer measured from the date of employment to the date of cessation of employment in complete years and months. This may include any period of employment in respect of a Member transferred under the provisions of Rule
     (10). Periods of absence pursuant to Rule (3)(d) may be excluded.

In these Rules words importing the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine and vice versa.


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(2)  ELIGIBILITY
     -----------

     All full time permanent employees of the Employer are eligible to join this Scheme on the first day of the month following the completion of the required period of probationary service.

(3)  REGULAR CONTRIBUTIONS
     ---------------------

     (a) Each Member shall make monthly contributions equal to 5% of his Salary to the Scheme, such contributions being deducted monthly from the Member's Salary by the Employer.

     (b) The Employer shall make monthly contributions equal to 5% of the Member's Salary in respect of each Member.

     (c) The Employer shall pay the Employer's and Members' contributions to the Administrator within one month from the date that Member's salaries are paid.

     (d) Contributions may be discontinued by the Member and the Employer in the event of a Member being absent for a period in excess of thirty days due to sickness or on unpaid leave. Contributions shall be resumed on the Employee's return to work.

     (e) Contributions shall cease when the Member ceases employment and if that date does not coincide with the last day of the month then contributions shall cease on the last day of the preceding month.

     (f) Members may specify in which of the funds available to the Scheme their contributions are to be invested. From time to time, Members may give instructions to the Employer for transfer of the Member's Balance between such funds. The Employer may issue rules about how and when such instructions can be given.

(4)  CHARGES
     -------

     Charges to administer the Scheme shall be paid by the Employer in addition to the Employer's contributions.


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(5)  BENEFITS
     --------

     On cessation of Scheme membership due to one of the following causes, the benefit payable is:

     (a)  Normal Retirement or Ill Health
          -------------------------------

          On Normal Retirement Date or in the event of Ill Health, a Member shall be entitled to receive a lump sum from the Scheme equal to the total of the Member's Balance and the Employer's Balance.

     (b)  Resignation
          -----------

          On Resignation, a Member shall be entitled to receive a lump sum from the Scheme equal to the Member's Balance plus a percentage of the Employer's Balance determined in accordance with the scale set out below:-

          Years of Service                                Percentage
          ----------------                                ----------

          Less than 3                                         Nil
          3 or more, but less than 4                          30%
          4 or more, but less than 5                          40%
          5 or more, but less than 6                          50%
          6 or more, but less than 7                          60%
          7 or more, but less than 8                          70%
          8 or more, but less than 9                          80%
          9 or more, but less than 10                         90%
          10 or more                                         100%

     (c)  Death
          -----

          In the event of a Member's death in employment, a lump sum calculated in accordance with Rule (5)(a) shall be paid to such of the Beneficiaries as the Employer thinks fair. Any benefit shall be paid in accordance with the provisions of Occupational Retirement Schemes Ordinance.

     (d)  Dismissal or Redundancy
          -----------------------

          (i) Notwithstanding anything contained in these rules, on dismissal of a Member on the grounds that the Member is guilty of fraud or dishonesty, or on any other ground on which the Employer would be entitled to terminate the Member's employment without notice under Hong Kong law, the Member shall be entitled to the Member's Balance only.

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            (ii)     On termination of a Member's employment by the Employer on grounds other than those stated in sub-clause (i) above, such as redundancy or severance, or in circumstances in which no reason is given by the Employer, the Member shall be entitled to a lump sum calculated in accordance with Rule 5(b) above.

     (e)    Compulsory Payment
            ------------------

            Any Compulsory Payment due to a Member may be deducted from the Employer's Balance of the benefit payable to that Member under Rules 5(a), (b), (c) or (d).


(6)  FAILURE TO CLAIM
     ----------------

     (a) No person entitled to receive a benefit under the Scheme shall be entitled to claim such benefit more than twenty-four months after the same became due, if the reason for such non-payment within the period of twenty-four months was:

            (i)      the failure of that person to claim the same; or

            (ii) the lack of knowledge by the Employer of the existence or whereabouts of that person;

            (iii) the lack of knowledge by the Employer that such person had or claimed to have a right thereto but the Employer may pay any such benefit or any part of it to such Beneficiaries of the Member as it thinks fair.

     (b) Any part of any benefit which is not claimed within twenty-four months of the date when it was payable shall be credited to the Forfeiture Account under Rule (7). The person entitled shall cease to have any further claim to or interest in such benefit.


(7)  FORFEITURE ACCOUNT
     ------------------

     A forfeiture account shall be maintained by the Administrator, to which the unvested portion of ex-Member's benefits under Rule (5) above, and any unclaimed benefits specified under Rule (6) above, shall be credited. The balance of the forfeiture account may be offset against future contributions to the Scheme or refunded to the Employer pursuant to the requirements of the Occupational Retirement Schemes Ordinance.

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(8)  WITHHOLDING OF BENEFITS
     -----------------------

     The Employer shall be entitled to set-off against any benefit to which a Member is entitled under this Scheme, or withhold such benefit, for the purpose of paying:-

     (a) a loss suffered by the Employer due to a dishonest act committed by that Member; or

     (b) a debt acknowledged in writing by that Member as owing to the Employer.


(9)  BANKRUPTCY, INSOLVENCY, INCAPACITY, ALIENATION OF BENEFITS
     -----------------------------------------------------------

     Any Member who becomes bankrupt or insolvent, or who the Employer determines to be incapable of managing his own affairs, or who shall purport to alienate or charge any amount which may now or in the future be due to him under the Scheme shall immediately cease to be a Member. An amount equal to the benefit payable to the Member pursuant to Rule (5)(b) shall immediately vest in the Employer on trust to be paid to such of the Beneficiaries as the Employer thinks fair.

(10) TRANSFER
     --------

     (a) In the event of a Member's transfer to this Scheme from the membership of another scheme, a sum equal to the existing fund balances of that person at the date of transfer may be accepted under this Rule.

     (b) Notwithstanding anything contained in Rule (5), in the event of a Member's transfer from this Scheme to the membership of another scheme, a sum equal to the Member's Balance at the date of transfer may be transferred under this Rule, and a sum equal to a proportion or the whole of the Employer's Balance may be transferred, subject to the consent of the Employer and the transferring employee.

     (c) All transfers to or from this Scheme will be subject to the Employer's and the transferring employee's consent.


(11)  DISCHARGE OF LIABILITIES
      ------------------------

      The receipt of benefits calculated in accordance with these Rules by the Member or any of his Beneficiaries shall constitute a full and sufficient discharge of all liabilities of the Employer towards the Member.

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(12)   PROHIBITION OF WITHDRAWAL
       -------------------------

       Withdrawal by any Member from the Scheme prior to Normal Retirement Date or to the date of his termination of employment, if earlier, will not be permitted.


(13)   AMENDMENTS TO SCHEME RULES
       --------------------------

       CREATIVE MASTER LIMITED may at any time alter, vary, modify or add to all or any of these Rules PROVIDED THAT no such alteration, variation, modification or addition shall be made if it will prejudice the accrued rights or vested benefits of any Member under this Scheme for the time being. In this section "accrued rights" and "vested benefits" have the meaning assigned to those terms by the Occupational Retirement Schemes Ordinance.


(14)   TERMINATION OR REINSTATEMENT OF SCHEME
       --------------------------------------

       (a) Upon the Employer giving each Member one calendar month's prior notice in writing, the Scheme shall determine with the following effect at the expiration of such notice:

               (i)     all contributions shall immediately cease;

               (ii) benefits will be paid to Members on the date of retirement or cessation of employment in accordance with Rule (5) above.

       (b) The Scheme, if terminated, may be reinstated subject to agreement between the Members and the Employer on the contributions in default.

       (c) In the event of the Employer being wound up or adjudicated bankrupt, the Employer shall be deemed to have given notice of discontinuance of the Scheme on commencement of the winding up or the date of the bankruptcy order. However, in the event of the Employer being wound up for the purpose of reconstruction, reconstitution or amalgamation with any other company, the Employer may in its discretion enter into an agreement for the continuance of the Scheme as if such reconstructed, reconstituted or amalgamated company was in fact the Employer.

       (d)     Immediately upon:

               (a) the Employer giving notice of the discontinuance of the Scheme; or

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               (b)     the High Court ordering, pursuant to Section 48 of the
                       Occupational Retirement Schemes Ordinance, that the Scheme be wound-up -

               the assets of the Scheme including the accounts of the Members shall vest in and be held on trust by the Insurer to be paid -

               (A) in accordance with the order, or any subsequent order, of the High Court; or, if no such order is made,

               (B)     directly to the Members in accordance with Rule
                       (14)(a)(ii) PROVIDED THAT, if Rule (14)(a)(ii) conflicts with the requirement for the payment of benefits stated in Section 18(1)(c) of the Occupational Retirement Schemes Ordinance, the requirement stated in that Section shall prevail.


(15)   CURRENCY
       --------

       All payments to and from the Scheme shall be made in Hong Kong dollars.


(16)   GOVERNING LAW
       -------------

       This Scheme shall be governed by and construed in accordance with Hong Kong law.


(17)   OCCUPATIONAL RETIREMENT SCHEMES ORDINANCE
       -----------------------------------------

       (a) Any terms or rules that are or may be required by the Occupational Retirement Schemes Ordinance (as amended from time to time) to be included in this Scheme so as to enable this Scheme to be or remain registered (or to continue to be registered) under that Ordinance shall be implied in this Scheme unless expressed herein.

       (b) In the event of a conflict between the requirements of the Occupational Retirement Schemes Ordinance and this scheme, those requirements shall prevail and the provisions of this Scheme shall be void to the extent of any inconsistency.


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     (c)  This Scheme shall be interpreted as if the obligations imposed upon the Employer and the Members by the Occupational Retirement Schemes Ordinance form part of this Scheme.




  For and on behalf of

  CREATIVE MASTER LIMITED

       [ILLEGIBLE]
  ------------------------------
        Authorized Signature(s)

                                         MAR 10, 97
  ------------------------------         ------------------------------
  For and on behalf of                   Date
  CREATIVE MASTER LIMITED

  SL


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